SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2014
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SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Avenue Suite 250 Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant’s telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2014, Spectrum Group International, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Afinsa Bienes Tangibles, S.A. En Liquidacion (“Afinsa”), Auctentia, S.L. (“Auctenia”) and A-Mark Precious Metals, Inc. (“A-Mark”) pursuant to which the Company agreed to purchase all shares of the Company’s common stock held by Afinsa and Auctentia, which includes 44,163.76 shares held by Afinsa and 2,988,106.36 shares held by Auctentia, for an aggregate purchase price of $6,367,767.25, payable in cash at two closings and plus interest as described below. Afinsa also agreed to sell to the Company a collection of items relating to George Washington, which Afinsa had purchased from the Company in 2003 (the “Washington Collection”) for $350,000 in cash. In addition, Afinsa and Auctentia agreed to sell to A-Mark any shares of common stock of A-Mark received by Afinsa and Auctentia in the Company’s previously disclosed spin-off of A-Mark, its precious metals trading business.
The first closing under the Purchase Agreement occurred on February 26, 2014. On that date, the Company purchased 50% of the shares of the Company’s common stock held by Afinsa and Auctentia for $2.10 per share in cash and the Washington Collection. The shares purchased by the Company at the first closing include the right to receive the shares of common stock of A-Mark distributed in respect thereof in the spinoff. Accordingly, no shares of A-Mark common stock will be issued in respect of the shares of SGI common stock purchased from Afinsa and Auctentia at the first closing.
The second closing under the Purchase Agreement is required     to occur on or prior to July 1, 2014. At the second closing, the Company will purchase the remaining 50% of the Company’s shares held by Afinsa and Auctentia for an aggregate purchase price of $985,487.79 and A-Mark will purchase the shares of A-Mark common stock distributed with respect to such shares of the Company in the spinoff for an aggregate purchase price of $2,198,395.83, in each case together with interest calculated from February 26, 2014 to the date of the second closing at the rate of 4% per annum.
Shares of the Company’s common stock purchased under the Purchase Agreement will be returned to the status of authorized but unissued shares.
The above is a summary and is qualified in its entirety by the terms of the Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 26, 2014, Antonio Arenas tendered his resignation as a member of the board of directors of the Company, effective upon the second closing under the Purchase Agreement.
Item 8.01 Other Events
The spinoff, which was previously announced to take place on February 28, 2014, is now scheduled for the beginning of March 2014.  The Company will announce the date of the spinoff once all the remaining conditions to the spinoff have been satisfied.
Item 9.01. Exhibits
(d) Exhibits:

Exhibit	Description
10.1 99.1	Purchase Agreement dated February 26, 2014 Press release, dated February 27, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 27, 2014
SPECTRUM GROUP INTERNATIONAL, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary